U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES AND EXCHANGE ACT OF 1934

                           November 16, 2004
                   --------------------------------
                   (Date of earliest event reported)


                      Commission File #0-11078

                  THE AMERICAN EDUCATION CORPORATION
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(Exact name of small business issuer as specified in its charter)

             Nevada                          73-1621446
---------------------------------    ---------------------------------
  (State or other jurisdiction       (IRS Employer Identification No.)
of incorporation or organization)

              7506 North Broadway Extension, Suite 505
                      Oklahoma City, OK  73116
              ----------------------------------------
              (Address of principal executive offices)

                           (405) 840-6031
                     ---------------------------
                     (Issuer's telephone number)


Item 8.01.  Other events.

On November 15, 2004, The American Education Corporation issued the press release attached hereto as Exhibit 99.1 titled "THE AMERICAN EDUCATION CORPORATION REPORTS PROFITABLE OPERATIONS FOR FISCAL 2004 CONSOLIDATED THIRD QUARTER AND NINE-MONTH RESULTS Company Posts Profitable Quarterly, Nine-Month Performance."

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Item 9.01.  Financial Statements and Exhibits.

        (c) Exhibits.

            99.1: Company press release titled "THE AMERICAN EDUCATION CORPORATION REPORTS PROFITABLE OPERATIONS FOR FISCAL 2004 CONSOLIDATED THIRD QUARTER AND NINE-MONTH RESULTS Company Posts Profitable Quarterly, Nine-Month Performance." dated November 15, 2004.




                              SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on November 16, 2004.

                                   THE AMERICAN EDUCATION CORPORATION


Date:  November 16, 2004           By:  /s/ Jeffrey E. Butler
                                   --------------------------
                                   Jeffrey E. Butler
                                   President, Chief Executive Officer

------------------ --------------------------------------------------

Exhibit No.

     99.1  Company press release titled "THE AMERICAN EDUCATION
           CORPORATION REPORTS PROFITABLE OPERATIONS FOR FISCAL
           2004 CONSOLIDATED THIRD QUARTER AND NINE-MONTH RESULTS
           Company Posts Profitable Quarterly, Nine-Month Performance." dated November 15, 2004.


                             PRESS RELEASE


For further information contact:

Jeffrey E. Butler                    or                Geralyn DeBusk
The American Education Corporation     Halliburton Investor Relations
800-34APLUS or 800-222-2811                              972-458-8000
E-mail: jeb@amered.com
URL: www.amered.com

For Immediate Release


    THE AMERICAN EDUCATION CORPORATION REPORTS PROFITABLE OPERATIONS FOR FISCAL 2004 CONSOLIDATED THIRD QUARTER AND NINE-MONTH RESULTS
       Company Posts Profitable Quarterly, Nine-Month Performance

Oklahoma City, November 15, 2004: The American Education Corporation ("AEC") (OTC/BB: AEDU) today announced improvements in profitability in its core domestic operations for the third quarter and nine months ended September 30, 2004. For the three- and nine-month periods, net revenues for AEC's core domestic business increased from $2,050,136 to $2,358,965, or 15%, and from $5,555,799 to $7,227,912, or 30%, respectively, compared to the same periods last year. Net income after tax increased 1% for the quarter and 37% for the nine months and represented 14% of net revenues for both of these fiscal periods. These improvements were achieved despite adverse impacts on the quarter by weather-related events in important Gulf Coast states.
Management believes these events caused delays or deferral of orders in the last month of the quarter when a high percentage of orders are traditionally booked.

On a consolidated basis, reflecting the results of operations of the Dolphin and Learning Pathways subsidiaries, the Company reported quarterly net after tax profits of $21,392, a decrease of 82% over the $118,147 reported for the same 2003 period. After-tax profits were $217,373 for the nine-month period ended September 30, 2004, representing a decrease in after-tax profitability of 46% from the same 2003 period. Net revenues for the third quarter period increased 15% to $2,644,459 from $2,290,305 for the same period of 2003.
The increase was primarily attributable to strength in revenue growth of non-weather impacted U.S. markets and improvement in the revenue growth of subsidiary operations. Core AEC revenues for the Company's Oklahoma City operations were up 15% for the quarter and 30% for the nine-month period over the comparable 2003 periods. Prior to the impact of losses at the two subsidiaries, core business earnings were $320,342 and $980,210, respectively, for the third quarter and nine-month periods, reflecting growth of 1% and 37%, respectively. Based upon 14,133,461 common shares outstanding, consolidated diluted earnings per share were $0.014 for the nine-month period.

Gross margins for the third-quarter and nine-month periods ended September 30, 2004, were $2,292,792 and $6,998,663, respectively, and represented 87% of consolidated net revenues. Gross margins improved 17% for the quarter and 24% for the nine months compared to the same fiscal 2003 periods. This performance includes results for the Company's Learning Pathways (LPL) and Dolphin subsidiary operations. Core AEC software publishing gross margins remained at approximately 97% of net revenues for the third-quarter and nine-month periods. EBITDA for the quarter was $641,770 and represented 24% of net revenues. Third quarter EBITDA decreased 10% compared with the prior year's third quarter, primarily as a result of the subsidiaries' impact on core AEC financial performance. Nine-month EBITDA performance was $2,017,932, or 25% of revenues, representing an approximate 1% decline from the $2,036,195 reported for the same period of 2003.

At September 30, 2004, total assets had increased 5% to $10,260,033 from $9,810,546, while stockholders' equity increased 4% from $5,711,287 to $5,957,734 compared to December 31, 2003. The Company's working capital increased 87% to $1,464,951 at September 30, 2004, as compared to $782,983 at December 31, 2003, providing for substantial liquidity improvement.

The American Education Corporation Announces Third Quarter 2004 Earnings November 15, 2004
Page 2


Commenting on the results, Jeffrey E. Butler, Chief Executive Officer of the Company, stated, "Our core AEC operating unit experienced quality, top-line growth for both the three- and nine-month periods. These results were achieved despite a disruption in September orders in several key Gulf Coast states as a result of severe weather. The Company expects to book a portion of these orders in the fourth quarter of this year or in early 2005, and we believe we will substantially achieve our planned performance for this fiscal year. On a consolidated basis, we significantly enhanced the overall financial condition of the Company, with improvements in the balance sheet and working capital levels. AEC, the engine of the Company's profitability, has continued to secure major district orders in the east, central and southwest regions during the quarter. Revenues for the Company's Learning Pathways and Dolphin subsidiaries were higher in this quarter than in last year's third quarter, marking our continued progress in bringing these subsidiaries back as contributors to the total business. We expect the subsidiaries' performance to continue to improve gradually through year end, and we anticipate their potential return to profitability by early 2005. We also continue to analyze these operations to determine the most appropriate next steps to minimize their impact on future corporate financial performance.

"During 2004, we maintained our ongoing investment in content and technology expansion to better position the Company for continued, future growth.
Early in the fourth quarter of 2004, AEC will release important new tools for our school customers, with a concentration on the management of academic performance data for schools, as well as important updates and additions to our instructional content. During the first nine months of this year, over 700 new school customers elected to adopt AEC's products. Online delivery of content continues to grow, with an 88% increase in orders during the third quarter of 2004 compared to 2003. In addition, the Company continues to make progress with its new assessment and curriculum offering, A+dvancer, for the post-secondary market, and we recorded additional sales of the product during the third quarter. We are pleased to report that the September quarter marks AEC's ninth consecutive quarterly improvement in financial performance, and we believe that this performance is sustainable into 2005," he concluded.

The Company's Java-based technology, the A+nyWhere Learning System, registered, provides for a research-based, integrated curriculum offering for grade levels 1-12 in Reading, Mathematics, Language Arts, Science, Writing, History, Government, Economics and Geography. A+LS also provides comprehensive assessment, management, and reporting tools for all grade levels for administrators at the district and building levels. In addition, the Company provides assessment testing and instructional content for the General Education Development (GED) test. All company products are designed to provide for LAN, WAN and Internet delivery options. The Company has developed a computer adaptive, companion academic skill assessment testing tools to provide educators with formative assessments to more effectively deploy the Company's curriculum content. All assessments and content are aligned to state and national academic standards. Spanish-language versions are available for Mathematics and Language Arts for grade levels 1-8. The Company's curriculum content also incorporates third-party digital resources such as the CLEARVUE's/eav video and GoKnow's scientifically based, Internet accessible curriculum and reference materials, which may be accessed directly from A+LS lessons. The A+LS comprehensive family of educational software is now in use in over 11,000 schools, centers of adult literacy, post secondary, and correctional institutions in the U.S., U.K. and other international locations. A+dvancer, the Company's new diagnostic, prescriptive test and online developmental curriculum offering, is aligned to ACCUPLACER OnLine, the leading college placement test for students requiring developmental support to enroll in full credit secondary coursework in mathematics, reading, algebra and writing.

Note: Certain matters discussed above concerning the future performance of the Company are forward-looking statements intended to qualify for the safe harbors from liabilities established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified as such by words such as "if," "may," "believes," "anticipates," "plans," "expects" or words of similar import. The future performance of the Company is subject to a number of factors including, but not limited to, general economic conditions, competitive activity and funding available to schools.


                   THE AMERICAN EDUCATION CORPORATION
                   ----------------------------------
                        7506 BROADWAY EXTENSION
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                        OKLAHOMA CITY, OK 73116
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                             1-800-34APLUS
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                            www.amered.com
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                            -Tables Follow-
                                                                  Pre04-9



The American Education Corporation Announces Third Quarter 2004 Earnings November 15, 2004
Page 3


STATEMENT OF INCOME


                   Three Months Ended    Three Months Ended
                   September 30, 2004    September 30, 2003       %
                        (unaudited)          (unaudited)       Change
                   ------------------    ------------------    ------

Sales                   $2,644,459            $2,290,305         15%

Operating Income           206,893               295,984        (30%)

Net Income                  21,392               118,147        (82%)

Earnings per share -
  primary                     .002                  .008        (75%)
  diluted                     .001                  .008        (88%)

EBITDA                    $641,770              $711,448        (10%)

                    Nine Months Ended     Nine Months Ended
                   September 30, 2004     September 30, 2003      %
                        (unaudited)          (unaudited)       Change
                   ------------------    ------------------    ------

Sales                   $8,028,201            $6,638,259         21%

Operating Income           762,057               843,082        (10%)

Net Income                 217,373               402,366        (46%)

Earnings per share -
  primary                     .015                  .028        (46%)
  diluted                     .014                  .026        (46%)

EBITDA                  $2,017,932            $2,036,195         (1%)

Balance Sheet Data

                      September 30,        December 31,           %
                         2004                  2003            Change
                   ------------------    ------------------    ------

Current Assets          $4,010,952            $3,293,259         22%

Total Assets            10,260,033             9,810,546          5%

Current Liabilities      2,546,001             2,510,276          1%

Stockholders' Equity     5,957,734             5,711,287          4%